[FORM]
                          MANAGEMENT AGREEMENT BETWEEN
                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                                       AND

                               RELATED CHARTER LP



          This MANAGEMENT AGREEMENT (this "Agreement") dated as of the ____ day of __________, 1997, between CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY (the "Company"), a Delaware business trust, and RELATED CHARTER LP (the "Manager"), a __________ limited partnership.

                              W I T N E S S E T H:

          WHEREAS, the Company is a Delaware business trust created in accordance with applicable provisions of the Delaware Trust Act, 12 Del.
C. [Sections] 3801 et. seq., as amended from time to time (the "Trust Act"); and

          WHEREAS, the purposes of the Company are, as determined from time to time by the board of trustees (the "Board of Trustees") of the Company, to engage in any lawful business or activity for which a business trust may be created under the Trust Act; and

          WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Trustees, all as provided herein; and

          WHEREAS, all capitalized terms used herein, and not otherwise defined in Article 10, shall have the meanings ascribed to them in the Trust Agreement; and

          WHEREAS, the Manager is willing to render such services, subject to the supervision of the Board of Trustees, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, IT IS AGREED as follows:

          1. Duties of Manager. The Company hereby retains the Manager as the manager of the Company to perform the services hereinafter set forth, and the Manager hereby accepts such appointment, subject to the terms and conditions hereinafter set forth. In the performance of this undertaking, subject to the supervision of the Board of Trustees and consistent with the provisions of the Company's Amended and Restated Trust Agreement (the "Trust Agreement"), the Manager shall:

          (1) obtain for the Company, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of the day-to-day operations of the Company;

          (2) seek out, present and recommend to the Company, whether through its own efforts or those of third parties retained by it, suitable investment opportunities which are consistent with the Company's investment objectives and policies as adopted by the Board of Trustees from time to time, and negotiate on behalf of the Company with respect to potential investments or the disposition thereof;

          (3) exercise absolute discretion, subject to the Board of Trustees' review, in decisions to originate, acquire, retain, sell or negotiate for the prepayment or restructuring of the Company's First Mortgage Bonds, SMLs, Tax Exempt Securities and other mortgage and mortgage securities investments;

          (4) recommend investment opportunities consistent with the Company's investment objectives and policies and negotiate on behalf of the Company with respect to potential investments or the disposition thereof;

          (5) perform the duties set forth on Exhibit A in connection with servicing the Company's loan portfolio;

          (6) obtain for the Company such other services as may be required in acquiring or disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgages and other liens securing investments;

          (7) obtain for the Company such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of the Company;

          (8) prepare, or cause to be prepared, statements and other relevant information for distribution to Shareholders including annual and quarterly reports and any filings required by regulatory authorities;

          (9) monitor operations and expenses of the Company;


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


          (10) from time to time, or as requested by the Board of Trustees, make reports to the Company as to its performance of the foregoing services;

          (11) perform any other powers of the Board of Trustees which are set forth in the Trust Agreement which may be delegated to it by the Board of Trustees from time to time; and

          (12) do all things necessary to assure its ability to render the services contemplated herein.

          2. Fiduciary Relationship. The Manager, as a result of its relationship with the Company pursuant to this Agreement, stands in a fiduciary relationship with the Shareholders of the Company.

          3. No Partnership or Joint Venture. The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

          4. Records. At all times, the Manager shall keep books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Company at any time during the ordinary business hours of the Manager.

          5. Limitations. Anything else in this Agreement to the contrary notwithstanding, the Manager shall refrain from any action which, in its sole judgment made in good faith, or, in the judgment of the Board of Trustees, provided that the Board of Trustees give the Manager written notice to such effect, would (a) cause the Company to be classified as (i) an "investment company" for purposes of the Investment Company Act of 1940, as amended, or (ii) other than a partnership for purposes of the Code; (b) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or (c) be prohibited by the Company's Trust Agreement.

          6. Bank Accounts. The Manager may establish and maintain one or more bank accounts in the name of the Company or in its own name as agent for the Company and may collect and deposit in and disburse from any such account, any money on behalf of the Company, under such terms and conditions as the Board of Trustees may approve, provided that no funds in such account shall be commingled with funds of the Manager. From time to time and upon appropriate request, the Manager shall render appropriate accounting of such collections and payments to the Board of Trustees and the auditors of the Company.

          7. Bond. If required by the Board of Trustees, the Manager will maintain a fidelity bond with a responsible surety


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


company in such amounts as may be required by the Board of Trustees, covering all partners thereof together with employees and agents of the Manager handling funds of the Company and investment documents or records pertaining to investments of the Company. Such bonds shall inure to the benefit of the Company in respect of losses from acts of such partners, employees and agents through theft, embezzlement, fraud, negligence, error or omission or otherwise. The premiums on such bonds shall be paid by the Company.

          8. Information Furnished Manager. The Board of Trustees shall, at all times, keep the Manager fully informed with regard to the investment policy of the Company, including any specific types of mortgage investments and mortgage securities desired, and any criteria or conditions established by the Board of Trustees as to whether the Company will make a particular investment, the capitalization policy of the Company (including the policy with regard to the incurrence of indebtedness by the Company) and their intentions as to the future operations of the Company. In particular, the Board of Trustees shall notify the Manager promptly of their intention to either sell or otherwise dispose of any of the Company's investments, to make any new investment, to incur any indebtedness or to issue any additional Shares.

          9. Consultation and Advice. In addition to the services described above, the Manager shall consult with the Board of Trustees and shall, at the request of the Board of Trustees of the Company, furnish advice and recommendations with respect to other aspects of the business and affairs of the Company.

          10. Definitions. As used herein, the following terms shall have the meanings set forth below:

          (a) "Acquisition Expenses" shall mean expenses related to the Company's selection of, and investment in, First Mortgage Bonds, Tax-Exempt Securities and other investments, whether or not acquired or made, including but not limited to advertising costs, brokerage fees, environmental, engineering and other due diligence expenses, legal fees and expenses, travel and communications expenses, cost of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

          (b) "Affiliated Programs" shall mean any publicly offered Entity which is sponsored by an Affiliate of Related.

          (c)  "Initial Term" shall have the meaning set forth in Article 18.

          (d) "Related" shall mean Related Capital Company, a New York general partnership.


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


          (e) "Trust Agreement" shall mean the Amended and Restated Trust Agreement of the Company dated as of ________, 1997, as amended and/or restated from time to time.

          11. Fees and Other Compensation of the Manager. The Manager or its designees shall be entitled to receive from the Company (except those payable by others as noted below) the following fees and other compensation:

               (a) Sales Fees. If the Company forecloses on, or otherwise obtains direct or indirect title to, an Underlying Property and sells such property, the Manager or its Affiliates shall be entitled to a real estate commission equal to the lesser of (i) 3% of the gross sales price of such property received by the Company or (ii) one-half of the normal and competitive rate customarily charged by unaffiliated parties rendering similar services, but such fees shall be paid only if the Manager or its Affiliate provides a substantial amount of services in the sales effort.

               (b) Property Management Fees. In the event the Company forecloses on, or otherwise obtains title to, an Underlying Property, the Company may be required to take over the management of such property. In such cases, the Manager or its Affiliates may provide property management services at rates and on terms no less favorable to the Company than those customary for similar services, if they have such knowledge of and experience in managing properties in the area. With respect to residential properties, such fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any person) shall not exceed 5% of the gross revenues from such properties and with respect to all other properties, such fee shall not exceed 6% of the gross revenues where the Manager of its Affiliates provide leasing, re-leasing and leasing related services, and 3% of gross revenues where the Manager or its Affiliates do not provide such services. Notwithstanding the foregoing, the Manager may be entitled to receive higher fees in the event the Manager can demonstrate to the satisfaction of the Board of Trustees through empirical data that a higher competitive fee is justified for the services rendered and the type of property. Where the Manager or its Affiliates provide property management services, property management fees payable to unaffiliated parties will be paid out of the fees paid to the Manager or its Affiliate. Property management fees shall be payable monthly.

               (c) Insurance Brokerage Fees. The Manager or its Affiliates may receive an insurance brokerage fee for providing insurance brokerage services with respect to Underlying Properties if such services are required by the Company in the event of a default on a mortgage investment. With respect to any insurance brokerage fee to be paid to the Manager or its Affiliates by the Company, such insurance brokerage fee will be no greater than the lowest quote obtained from two unaffiliated


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


insurance agencies and the coverage and terms likewise will be comparable.

               (d) Bond Placement Fees. The Manager or its Affiliates may receive from borrowers, but not from the Company or its subsidiaries, bond placement fees equal to up to 2.0% of the principal amount of each First Mortgage Bond, Tax-Exempt Securities or other tax-exempt instrument acquired or originated by the Company, its subsidiaries or other Entities to which the Company or its subsidiaries has transferred such First Mortgage Bonds, Tax-Exempt Securities or other tax-exempt instruments to facilitate financing.

               (e) Bond Selection Fees. The Manager or its Affiliates shall receive bond selection fees equal to 2.00% of the principal amount of each First Mortgage Bond, Tax-Exempt Securities or other tax-exempt instrument acquired or originated by the Company, its subsidiaries or other Entities to which the Company or its subsidiaries has transferred such First Mortgage Bonds, Tax-Exempt Securities or other tax-exempt instruments to facilitate financing. Bond Selection Fees shall be payable upon the consummation of the investment.

               (f) Special Distributions. The Manager shall receive a special distribution equal to 0.375% per annum of the Total Invested Assets of the Company and its subsidiaries. Special Distributions shall be payable whenever Distributions are made to Shareholders pursuant to the Trust Agreement.

               (g) Loan Servicing Fees. The Manager shall receive loan servicing fees equal to 0.25% per annum based on the outstanding principal amount of First Mortgage Bonds or other mortgage investments which are held by the Company or other entities to whom the Company has transferred such First Mortgage Bonds or other mortgage investments to facilitate financing. Loan servicing fees shall be payable quarterly.

               (h) Liquidation Fees. If the Company is dissolved, the Manager shall receive a liquidation fee equal to 1.50% of the gross sales price of the assets sold in connection with the liquidation of the Company's directly or indirectly owned assets.

               (i) Money Market Fees. If funds of the Company are temporarily invested in money market funds sponsored by the Manager or its Affiliates they shall be entitled to receive the fees customarily charged by such money market funds to unaffiliated third parties making similar investments therein.

               (j) Other Compensation. The Manager or its Affiliates may provide financial guarantees (i) to the Company to facilitate leveraging by the Company, for which they shall be


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


entitled to receive market rate fees from the Company and (ii) to the owners (or partners of the owners) of the Underlying Properties for which they shall be entitled to receive market rate fees from such Entities.

               (k) Services to Third Parties. Except as set forth in Section 11(d), nothing in this Agreement shall limit the Manager or its Affiliates' right to provide services to borrowers or owners of Underlying Properties provided the fee charged for such services is not in excess of the competitive rate in the market.

          12. Statements. Prior to the payment of any fees hereunder, the Manager shall furnish to the Company a statement showing the computation of the fees, if any, payable under Section 11 hereof.

          13. Incentive Share Options. Subject to the provisions of the Trust Agreement, the Manager may receive options to acquire Shares pursuant to the Company's Incentive Share Option Plan only if the Company's distributions in any year exceed $0.9517 per Share, and the Compensation Committee of the Board of Trustees determines to grant such options.

          14. Expenses of the Company. (a) The Company shall pay all of its expenses. Without limiting the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be borne by the Manager unless such expense is a fee or other service for which the Manager is otherwise receiving a fee from the Company:

               (1) the cost of money borrowed by the Company;

               (2) all taxes applicable to the Company including, without limitation, taxes on income and on assessments of real property;

               (3) fees and expenses paid to independent contractors, unaffiliated mortgage servicers, consultants, managers and other agents employed by or on behalf of the Company;

               (4) Acquisition Expenses and expenses directly connected with the ownership and disposition of investments or other property, and with the origination or purchase of First Mortgage Bonds or other tax-exempt instruments (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property);

               (5) expenses of maintaining and managing real estate equity interests, processing and servicing mortgage and other loans and managing the Company's other investments;


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


               (6) insurance coverage in connection with the business of the Company (including officers' and trustees' liability insurance);

               (7) the expenses of dissolving and liquidating the Company or revising, amending or modifying its organizational documents;

               (8) expenses connected with payments of dividends or interest or distribution in cash or any other form made or caused to be made by the Board of Trustees to Shareholders;

               (9) all expenses connected with communications to Shareholders and other bookkeeping and clerical work necessary in maintaining relations with the Shareholders, including the cost of printing and mailing certificates for securities, proxy solicitation materials and reports to holders of the Company's securities;

               (10) the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company;

               (11) transfer agent's and registrar's fees and charges; and

               (12) other legal, accounting and auditing fees and expenses as well as any costs incurred in connection with any litigation in which the Company is involved and in the examination, investigation or other proceedings conducted by any regulatory agency with respect to the Company.

          (b) Subject to Article 15, the Company shall reimburse the Manager and its Affiliates for (i) the actual costs to the Manager or its Affiliates of goods, materials and services used for and by the Company obtained from unaffiliated parties; (ii) administrative services necessary to the operation of the Company; (iii) the costs of personnel employed by the Manager and directly involved in the organization and business of the Company (including persons who may be employees or officers of the Manager and its Affiliates) and for legal, accounting, transfer agent, reinvestment and redemption plan administration, data processing, duplicating and investor communications services performed by employees or officers of the Manager and its Affiliates which could be performed directly for the Company by independent parties and (iv) any travel expenses incurred in connection with the services provided hereunder and for advertising expenses incurred by the Manager in seeking any investments or seeking the disposition of any investments held by the Company. The amounts charged to the Company for services performed shall not exceed the lesser of (a) the actual cost of such services, or (b) the amount which the Company would be required to pay to independent parties for comparable services.


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


          15. Limitations on Reimbursements. The amounts reimbursed to the Manager pursuant to Section 14(b) above shall not exceed $200,000 per annum, subject to (i) annual increases following the first anniversary of the date hereof and each year thereafter based upon increases in the Consumer Price Index for All Urban Consumers, N.Y., N.Y. -Northeastern N.J. (Base Year 1982-1984 =
100) specified for "All Items" as issued by the Bureau of Labor Statistics, U.S. Department of Labor (or comparable substitute index) and (ii) proportionately as the Company's assets increase based upon the amount of the Company's Total Invested Assets from time to time.

          16. Other Activities of Manager. (a) Nothing in this Agreement shall prevent the Manager or any of its Affiliates from engaging in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by the Company or from acting as manager to any other person or entity having investment policies whether similar or dissimilar to those of the Company. However, before the Manager, the officers and directors of the Manager and all persons controlled by the Manager and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others (except as set forth in Section 16(b)), they are obligated to present an investment opportunity to the Company if (i) such opportunity is compatible with the Company's investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Company, and (iii) the Company has the financial resources to take advantage of such opportunity.

          (b) (i) To the extent that an Affiliated Program with similar investment objectives to those of the Company have funds available for investment at the same time as the Company, and/or an investment is potentially suitable for more than one such Entity the Manager and its Affiliates shall review the investment portfolio of each such Entity and shall make the decision as to which such Entity will acquire the investment on the basis of such factors as it deems reasonable in light of each Entity's then current situation, including, without limitation, the effect of the acquisition on each such Entity's portfolio and objectives, the amount of funds available and the then length of time such funds have been available for investment, and the cash requirements of each such Entity. If funds should be available to two or more Affiliated Programs to purchase a given investment and the other factors enumerated above have been evaluated and deemed equally applicable to each Entity, then the Manager or its Affiliates will acquire such investment for the Affiliated Programs on a basis of rotation with the initial order of priority determined by the dates of formation of the Entities.

               (ii) Notwithstanding the foregoing, nothing herein shall be construed to require CentRe Mortgage Capital, L.L.C. which is an Affiliate of the Manager, to present any investment opportunity to the Company.


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



          17. Tax Matters Partner; General Partner for Tax Purposes. The Manager shall be designated the "Tax Matters Partner" to manage administrative tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. The Manager shall also be deemed the general partner of the Company for tax purposes and by execution of this Agreement consents to such appointments and agrees to be bound by all the obligations set forth in the Trust Agreement with respect to its role as Tax Matters Partner and general partner for tax purposes.

          18. Term; Termination of Agreement. This Agreement shall continue in force and shall not be terminable by the Company for a period of four years from the date hereof (the "Initial Term") and thereafter it may be renewed by the Company from year to year, subject to the approval of a majority of the Board of Trustees. Notice of renewal shall be given in writing by the Company to the Manager not less than 60 days before the expiration of this Agreement or of any extension thereof.

          Notwithstanding any other provision to the contrary, this Agreement shall be terminable (i) with or without Cause by the Manager at any time (ii) without Cause by a majority of the Independent Trustees after the expiration of the Initial Term; or (iii) for Cause by a majority of the Independent Trustees at any time, each without penalty, and each upon 60 days' prior written notice prior to the non-terminating party.

          In the event of the termination of this Agreement, the Manager will cooperate with the Company and take all reasonable steps requested to assist the Board of Trustees in making an orderly transition of the management function.

          19. Restrictions on Company's Right to Dissolve. The Company shall not dissolve and liquidate prior to the expiration of the Initial Term except upon a recommendation of the Manager and the Majority Vote of the Shareholders. After the expiration of the Initial Term, the vote of the holders of 662/3% of the Company's then outstanding Shares shall be required to approve a dissolution and liquidation of the Company that is not recommended by the Manager and the Majority Vote of Shareholders shall be required to approve a liquidation of the Company recommended by the Manager. If for any reason, whether prior to or after the expiration of the Initial Term, this Agreement is terminated in accordance with its terms, the restrictions on the Company's right to dissolve and liquidate set forth in this Article 19 shall terminate.

          20. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.


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


          21. Assignment. This Agreement may not be assigned by the Manager without the written consent of the Company, except to an Affiliate of the Manager. Any assignee of the Manager shall be bound hereunder to the same extent as the Manager. This Agreement shall not be assigned by the Company without the written consent of the Manager, except to a corporation, association, trust or other organization which is a successor to the Company. Such successor shall be bound hereunder to the same extent as the Company. Notwithstanding anything to the contrary contained herein, the economic rights of the Manager hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Manager without the consent of the Company.

          22. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Section 18 hereof, the Manager shall not be entitled to compensation for further service rendered hereunder but shall be paid all compensation and reimbursed for all expenses accrued through the date of termination. The Manager shall forthwith upon such termination:

          (a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

          (b) deliver to the Company a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Company; and

          (c) deliver to the Company all property and documents of the Company then in the custody of the Manager.

          23. Incorporation of the Trust Agreement. To the extent the Trust Agreement imposes obligations or restrictions on the Manager or grants the Manager certain rights which are not set forth in this Agreement, the Manager shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Manager with the same force and effect as if they were set forth herein.

          24. Standard of Care. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendations of the Manager. Neither the Manager nor its directors, officers, partners, members, and employees shall be liable to the Company, the Shareholders, the Trustees or to any successor or assignee of the Company, except by reason of acts constituting bad faith, gross negligence or reckless disregard of their duties. This shall in no way affect the standard for indemnification but shall only


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constitute a standard of liability. The duties to be performed by the Manager pursuant to this Agreement may be performed by it or by officers, directors or by Affiliates of the foregoing under the direction of the Manager or delegated to unaffiliated third parties under its direction.

          (b) The Manager shall look solely to the assets of the Company for satisfaction of all claims against the Company, and in no event shall any Shareholder or Trustee of the Company have any personal liability for the obligations of the Company under this Agreement.

          25. Indemnification of Manager. (a) The Company shall indemnify the Manager and its Affiliates for any loss arising out of any of their acts or omissions in connection with this Agreement; provided that (i) the Board of Trustees must have determined, in good faith, that such course of conduct was in the best interests of the Company and did not constitute negligence or misconduct by the Manager or its Affiliates; (ii) such conduct was within the scope of authority of the Manager; and (iii) any such indemnification shall be recoverable only from the assets of the Company and not from the assets of the Shareholders or the Trustees. Notwithstanding the foregoing, the Manager or its Affiliates shall not be indemnified for any liability, loss or damage incurred by the Manager or its Affiliates in connection with any claim or settlement involving allegations that federal or state securities laws were violated by the Manager or its Affiliates unless: (a) the Manager or its Affiliates seeking indemnification are successful in defending such action on the merits of each count involving securities law violations; or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
(c) a court of competent jurisdiction approves a settlement of the claims against the Manager or its Affiliates seeking indemnification involving securities law violations and finds that indemnification of the settlement and related costs should be made; or (d) indemnification is specifically approved by a court of competent jurisdiction in each such case.

          26. Notices. Any notice, report or other communica tion required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

          Company:


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          Charter Municipal Mortgage Acceptance Company
          625 Madison Avenue
          New York, New York  10022

          Attention:  Stuart J. Boesky
                      Managing Trustee

          with a copy to:

          Michael Orbison, Esq.
          625 Madison Avenue
          New York, New York  10022

          Manager:
          --------

          Related Charter LP
          625 Madison Avenue
          New York, New York  10022

          Attention:  Stuart J. Boesky
                      Executive Vice President

          with a copy to:

          Michael Orbison, Esq.
          625 Madison Avenue
          New York, New York  10022

          Either party may at any time change its address for the purpose of this Section 26 by like notice.

          27. Headings. The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          28. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect.


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


          IN WITNESS WHEREOF, the undersigned have caused this agreement to be signed as of the day and year first above written.


                                           CHARTER MUNICIPAL MORTGAGE ACCEPTANCE
                                           COMPANY


                                           -------------------------------
                                           Name:

                                           By:
                                               ---------------------------
                                               Name:
                                               Title:  Managing Trustee



                                           RELATED CHARTER LP

                                           By: Related Charter LLC, general
                                               partner


                                           By:
                                               ---------------------------
                                               Stuart J. Boesky
                                               Executive Vice President


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


                                    EXHIBIT A

                              Loan Servicing Duties

     Manager shall perform the following services and duties with respect to servicing of Mortgage Loans:

     (a) Manager shall maintain with accuracy such records and books of account as are customarily maintained by services in connection with mortgage loans similar to the Mortgage Loans.

     (b) Manager shall use its best efforts to make collections on all payments due and to monitor the payment of amounts payable on the First Mortgage Bonds issued to finance each Mortgage Loan (including the payment of base interest, contingent interest and deferred interest). Manager shall make regular reports to the Company on such collections and payments and shall upon request of the Company advise as to the status of each Mortgage Loan or any matter relating thereto.

     (c) Manager shall make remittance to the Company of payments and collections received under the Mortgage Loans in accordance with instructions of the Company or as otherwise agreed by the parties.

     (d) Manager shall maintain for each Mortgage Loan appropriate real estate tax and insurance impound accounts as well as replacement reserve accounts pursuant to the terms of the building loan agreements or loan agreements ("Loan Agreements") or as otherwise authorized and directed by the Company.

     (e) Manager shall report with reasonable promptness to the Company with respect to each Mortgage Loan (i) any fact or circumstance that may impair the first lien priority of the Mortgage Loan, (ii) any sale, refinancing, casualty (in excess of $10,000) or abandonment with respect to the related Underlying Property and (iii) any event of default under the related Loan Agreement or any event which, upon the passage of time, would become an event of default under the related Loan Agreement.

     (f) Promptly after any officer, employee or representative of Manager who would normally be aware of this Agreement in the ordinary course of his or her duties shall have received knowledge of the occurrence of an event of default under the Loan Agreement relating to a Mortgage Loan or an event which, upon the passage of time would become an event of default under the Loan Agreement relating to a Mortgage Loan, Manager shall evaluate the status of the Mortgage Loan and the related Underlying Property, including, without limitation, alternative measures for the exercise of rights and remedies. Manager shall communicate promptly such evaluation to the Company. Manager shall not be obligated to take any action under the related Loan Agreement and other loan documents relating to the Mortgage Loan ("Loan Documents") until and unless it shall


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


have received prior authorization and instruction to do so from the Company.

     (g) Other duties of Manager with respect to the servicing of Mortgage Loans are generally as follows:

     o Maintain accurate books and records of account as are customarily maintained by a loan servicer in connection with similar mortgage loans.

     o Prepare monthly bills to borrowers in accordance with loan documents for payment of principal, interest, and deposits into the tax, insurance and replacement reserves.

     o    Process monthly collections and deposit into appropriate accounts.

     o Review tax and insurance escrows as necessary and cause to be adjusted monthly escrow payments in accordance with terms of Loan Documents.

     o Cause tax and insurance payments to be made promptly when due or otherwise as agreed by the parties.

     o Review and process requests of borrowers for withdrawals from replacement reserve accounts in accordance with terms of Loan Documents.

     o Maintain monthly, quarterly and annual loan history schedules for each Mortgage Loan.

     o Prepare quarterly reports for the Company, or otherwise as reasonably requested, which outline the status of each Mortgage Loan including outstanding loan balances and escrow balances.

     o Prepare year-end reports for each borrower outlining total interest and total principal paid for the year as well as escrow account transaction activity and escrow balances.

     o    Prepare and deliver year-end IRS Form 1099's to borrowers.

     o Notify and report to the Company promptly, as may come to Manager's attention, generally and specifically, any circumstances that may impair lien priority of the Company, sale/refinancing/casualty and/or event of default under Loan Documents.

     o Advise the Company promptly of delinquency or default under Loan Documents as such comes to the attention of Manager.


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


     o Prepare and forward delinquency and default notices and follow-up as necessary.

     o Ensure adequate insurance coverage at closing and determine the appropriate initial deposits into tax and insurance escrows.

     o Coordinate all modifications, work-outs and restructurings, interfacing with third parties including attorneys, engineers, accountants, asset managers and borrowers, as required and as directed by the Company.

     o Use best efforts to obtain monthly quarterly and year end audited financial statements from the borrowers as required under the Loan Documents.

     o Review and approve annual operating budgets for each Underlying Property as delivered by borrowers.

     o Track and review monthly, quarterly, and annual financial performance of each property utilizing financing statements submitted by the Underlying Property, comparing the Underlying Property's actual operations to approved budgeted expectations, prior years operations and local market trends.

     o    Track monthly occupancy and unit rent levels of each Underlying
          Property.

     o    Maintain Loan Documents and document custody.

     o    Oversee loan compliance for each Mortgage Loan.

     o    Cause periodic physical and management review of each Underlying
          Property.

     o Interface and coordinate with inspecting engineers for periodic physical reviews as necessary of each underlying property.

     o Monitor and maintain security and escrows for guarantees, as applicable.

     o Handle disbursements and release of security in conformance with Loan Documents.

     o Cause to be delivered updated title reports, as required from time to time under Loan Documents.

     o    Prepare pay-off letters, as required.

     (h) Manager may perform additional duties with respect to Mortgage Loans as the Company and the Manager may mutually agree.


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